EXHIBIT 32.1
Certification of Chief Executive Officer and Chief Financial Officer, Pursuant to
Rule 13a-14(b) or Rule 15d-14(b) and 18 U.S.C. Section 1350
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350), I, Denis Hickey, the Chief Executive Officer and Chief Financial Officer of IntraBiotics Pharmaceuticals, Inc. (the “Company”), hereby, certify that, to my knowledge:
1. The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2006, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the periods covered by the Periodic Report and the results of operations of the Company for the periods covered by the Periodic Report.
In Witness Whereof, the undersigned have set their hands hereto as of the 28th day of July, 2006.
/s/ Denis Hickey
Denis Hickey
Chief Executive Officer and Chief Financial Officer
(principal executive officer and principal financial officer)
A signed original of this written statement required by Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code has been provided to IntraBiotics Pharmaceuticals, Inc. and will be retained by IntraBiotics Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.